Exhibit 10.1

FORM OF

INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT (the “Agreement”), dated as of                      , 2007, is by and among Fidelity Property Income Trust, a Maryland real estate investment trust (the “Trust”), Fidelity Property Income Trust Limited Partnership, a Delaware limited partnership (the “Controlled Partnership”), and Pyramis Global Advisors Trust Company, a New Hampshire chartered trust company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Trust has filed with the Securities and Exchange Commission a registration statement on Form S-11 covering a public offering (the “Offering”) of its common shares (“Shares”) and the Trust may subsequently issue securities other than such Shares or otherwise raise additional capital;

WHEREAS, the Trust intends to qualify as a REIT (as defined below), and to invest, directly and indirectly, in investments in accordance with investment guidelines adopted by its Board of Trustees (the “Board”) and Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Trust and the Controlled Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth on behalf of, and subject to the supervision of, the Board all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

Acquisition Expenses. Any and all expenses incurred by the Trust, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Trust or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Asset. Any Property, Mortgage or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Trust, directly or indirectly through one or more of its Affiliates, and any other investment made by the Trust, directly or indirectly through one or more of its Affiliates.

Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Trust invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Bylaws. The bylaws of the Trust, as the same are in effect from time to time.

Code. Internal Revenue Code of 1986, as amended.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.

Dealer Manager. An Affiliate of the Trust, or such other Person selected by the Board to act as the dealer manager, if any, for the Offering.

Declaration of Trust. The Declaration of Trust of the Trust, as amended from time to time.

Development Fee. A fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Distributions. Any distributions of money or other property by the Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Trust through the Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Trust are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the prospectus for such Offering without reduction.

Independent Trustee. A Trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Trust, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or trustee of Sponsor, the Advisor or any of their Affiliates, other than as a Trustee, (iv) performance of services, other than as a Trustee, for the Trust, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Trustee from Sponsor, the Advisor or any of their Affiliates exceeds 5% of either the Trustee’s annual gross revenue during either of the last two years or the Trustee’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Trustee’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor or any of their Affiliates or the Trust.

Investment. An investment in Real Property, any Securities or any other asset.

Investment Guidelines. The investment guidelines adopted by the Board, as amended from time to time.

Limited Partner. A limited partner of the Controlled Partnership.

Listing. The listing of the Shares on a national securities exchange, the quotation of the Shares by The Nasdaq Stock Market (“Nasdaq”) or the trading of the Shares in the over-the-counter market. Upon such Listing, the Shares shall be deemed Listed.

Mortgages. In connection with mortgage financing provided, invested in, participated in or purchased by the Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves.

Operating Expenses. All costs and expenses incurred by the Trust, as determined under generally accepted accounting principles, which in any way are related to the operation of the Trust or to Trust business, including the Advisory Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves, (v) the Property Management Fee and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property, and other expenses connected with the acquisition, and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Organization and Offering Expenses. Any and all costs and expenses incurred by and to be paid from the assets of the Trust in connection with the formation, qualification and registration of the Trust, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Trust, directly or indirectly through joint venture arrangements or other partnership or investment interests.

Property Management Fee. Fees paid to a property management company (which may be an Affiliate of the Advisor) in consideration for the management and leasing of Properties.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

Sale or Sales. The term “Sale” or “Sales” shall mean (i) any transaction or series of transactions whereby: (A) the Trust or the Controlled Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Trust or the Controlled Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Trust or the Controlled Partnership in any joint venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Trust or the Controlled Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Trust or the Controlled Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Trust or the Controlled Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Trust or the Controlled Partnership in one or more Assets within 180 days thereafter.

Securities. Any Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Selling Commissions. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares.

Shareholders. The holders of record of the Shares as maintained in the books and records of the Trust or its transfer agent.

Shares. The common shares of beneficial interest of the Trust to be sold in the Offering.

Soliciting Dealers. Those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager or the Trust to sell Shares.

Sponsor. Any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Trust, (ii) will control, manage or participate in the management of the Trust, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Trust, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Trust in connection with the founding or organizing of the business of the Trust, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Trust, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Trust which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Trust on a basis which was not negotiated at arm’s-length with the Trust. “Sponsor” does not include any Person whose only relationship with the Trust is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Termination Date. The date of termination of the Agreement.

Trustee. A member of the Board.

Valuation Guidelines. The valuation guidelines adopted by the Board, as amended from time to time.

2%/25% Guidelines. For any year in which the Trust qualifies as a REIT, the requirement pursuant to the guidelines of the North American Securities Administrators Association, Inc. (“NASAA”) that, in any 12 month period, total Operating Expenses not exceed the greater of 2% of the Trust’s Average Invested Assets during such 12 month period or 25% of the Trust’s Net Income over the same 12 month period.

2. APPOINTMENT. The Trust and the Controlled Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. DUTIES OF THE ADVISOR. The Advisor undertakes to present to the Trust (including in its capacity as general partner of the Controlled Partnership) and the Controlled Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Trust as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the Investment Guidelines, the Declaration of Trust and the Bylaws, the Advisor shall, either directly or by engaging an Affiliate:

(a)	serve as the Trust’s and the Controlled Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Trust’s and the Controlled Partnership’s assets and investment policies;

(b)	provide the daily management of the Trust and the Controlled Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Trust and the Controlled Partnership, including: the collection of revenues and the payment of the Trust’s and the Controlled Partnership’s debts and obligations; maintenance of appropriate computer services to perform such administrative functions; keeping the Trust’s and the Controlled Partnership’s books and records; and organizing meetings of the Board;

(c)	investigate, select, and, on behalf of the Trust and the Controlled Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, appraisers, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property managers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Trust and the Controlled Partnership, with any of the foregoing;

(d)	consult with the officers and Trustees and assist the Trustees in the formulation and implementation of the Trust’s financial, valuation and other policies, and, as necessary, furnish the Trustees with advice and recommendations with respect to the making of investments and dispositions consistent with the investment objectives and policies of the Trust and in connection with any borrowings proposed to be undertaken by the Trust or the Controlled Partnership;

(e)	(i) locate, analyze and select potential Investments to be made by the Trust or the Controlled Partnership, (ii) structure and negotiate the terms and conditions of transactions pursuant to which Investments will be made and disposed of by the Trust and the Controlled Partnership; (iii) make and dispose of Investments on behalf of the Trust and the Controlled Partnership in compliance with the investment objectives and policies of the Trust and the Controlled Partnership; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the Trust’s and the Controlled Partnership’s Investments; and (v) enter into leases and service contracts on behalf of the Trust and the Controlled Partnership and their respective assets and Investments and, to the extent necessary, perform all other operational functions for the maintenance and administration of the Trust and the Controlled Partnership and their respective assets and Investments;

(f)	provide the Trustees with periodic reports regarding prospective Investments to be made by the Trust and the Controlled Partnership;

(g)	negotiate on behalf of the Trust and the Controlled Partnership with banks or lenders for loans to be made to the Trust or the Controlled Partnership, and negotiate on behalf of the Trust or the Controlled Partnership with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Trust or the Controlled Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Trust or the Controlled Partnership, as applicable;

(h)	obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Trust or the Controlled Partnership;

(i)	from time to time, or at any time reasonably requested by the Trustees, make reports to the Trustees of its performance of services to the Trust or the Controlled Partnership under this Agreement;

(j)	provide the Trust and the Controlled Partnership with all necessary cash management services;

(k)	do all things necessary to assure its ability to render the services described in this Agreement;

(l)	deliver to or maintain on behalf of the Trust or the Controlled Partnership, as applicable, copies of all appraisals obtained in connection with the investments in Properties;

(m)	arrange, negotiate, coordinate and manage operations of any joint venture or co-investment interests held by the Trust or the Controlled Partnership and conduct all matters with any joint venture or co-investment partners;

(n)	communicate on the Trust’s or the Controlled Partnership’s behalf with the respective holders of any of the Trust’s or the Controlled Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;

(o)	evaluate and recommend to the Board modifications to the hedging strategies in effect and cause the Trust to engage in overall hedging strategies consistent with the Trust’s status as a REIT and with the Trust’s Investment Guidelines;

(p)	advise the Trust regarding the maintenance of the Trust’s status as a REIT and monitor compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

(q)	advise the Trust regarding the maintenance of the Trust’s exemption from the Investment Company Act of 1940, as amended (the “Investment Company Act”), and monitor compliance with the requirements for maintaining an exemption from that Act;

(r)	monitor the operating performance of the Trust’s and the Controlled Partnership’s Investments and provide periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;

(s)	invest or reinvest any money of the Trust or the Controlled Partnership (including investing in short-term Investments pending investment in long-term Investments, payment of fees, costs and expenses, or payments of distributions to the Trust’s shareholders and the Controlled Partnership’s partners), and advise the Trust and the Controlled Partnership as to the Trust’s or the Controlled Partnership’s respective capital structure and capital raising;

(t)	cause the Trust and the Controlled Partnership to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and to conduct quarterly compliance reviews thereto, as applicable;

(u)	cause the Trust and the Controlled Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(v)	assist the Trust in maintaining the registration of the Shares under federal securities laws (including the Sarbanes-Oxley Act of 2002) and complying with all federal, state and local regulatory requirements applicable to the Trust in respect of the Trust’s business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended;

(w)	take all necessary actions to enable the Trust and the Controlled Partnership to make required tax filings and reports, including soliciting shareholders for required information to the extent provided by the REIT provisions of the Code;

(x)	handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Trust or the Controlled Partnership may be involved or to which the Trust or the Controlled Partnership may be subject, arising out of the Trust’s or the Controlled Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time-to-time by the Board;

(y)	use commercially reasonable efforts to cause expenses incurred by or on behalf of the Trust and the Controlled Partnership to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board from time-to-time;

(z)	perform such other services as may be required from time-to-time for management and other activities relating to the Trust’s and the Controlled Partnership’s respective assets as the Board will reasonably request or the Advisor will deem appropriate under the particular circumstances;

(aa)	use commercially reasonable efforts to cause the Trust and the Controlled Partnership to comply with all applicable laws; and

(bb)	calculate the Trust’s and the Controlled Partnership’s respective net asset values, recommend independent valuation experts, third-party appraisal managers and appraisers and perform valuations and other services, each as provided in the Valuation Guidelines.

4. AUTHORITY OF ADVISOR.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Trustees over the management of the Trust and the Trust’s authority, in its capacity as general partner of the Controlled Partnership, over the management of the Controlled Partnership, the Trustees and the Controlled Partnership hereby delegate to the Advisor the authority to take, or cause to be taken, any and all actions to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties hereunder, including, without limitation, to: (i) locate, analyze and select investment opportunities for the Trust and the Controlled Partnership; (ii) structure the terms and conditions of transactions pursuant to which investments will be made, acquired or disposed of for the Trust and the Controlled Partnership; (iii) acquire investments in compliance with the investment objectives and policies of the Trust and the Controlled Partnership, as applicable; (iv) arrange for financing or refinancing Properties and other investments; (v) enter into leases and service contracts for the Trust’s and the Controlled Partnership’s Real Property and other investments; (vi) oversee Affiliated and non-Affiliated property managers who perform services for the Trust, the Controlled Partnership or their Affiliates; and (vii) manage accounting and other record-keeping functions for the Trust and the Controlled Partnership.

(b) If a transaction requires approval by the Independent Trustees, the Advisor will deliver to the Independent Trustees documents required by them to properly evaluate the proposed transaction.

The Trustees may, at any time upon the giving of written notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4. If and to the extent the Trustees so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Trustees for prior approval such proposed transactions involving investments as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to transactions to which the Advisor has committed the Trust or the Controlled Partnership prior to the date of receipt by the Advisor of such notification.

5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Trust or the Controlled Partnership or in the name of the Trust or the Controlled Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust or the Controlled Partnership, under such terms and conditions as the Trustees may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Trustees and to the auditors of the Trust and the Controlled Partnership, as applicable.

6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Trustees and by counsel, auditors and authorized agents of the Trust, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Trust and the Controlled Partnership.

7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Trust as a REIT, (b) subject the Trust or the Controlled Partnership to regulation under the Investment Company Act, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Trust, the Controlled Partnership, their respective Securities, or otherwise not be permitted by the Declaration of Trust, Bylaws or Limited Partnership Agreement of the Controlled Partnership, except if such action shall be ordered by the Trustees, in which case the Advisor shall notify promptly the Trustees of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Trustees. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Trustees so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and shareholders, and shareholders, directors and officers of the Advisor’s Affiliates shall not be liable to the Trust, the Controlled Partnership or any of their respective trustees, directors, officers, employees, shareholders, partners or agents for any act or omission by the Advisor, its directors, officers or employees, or shareholders, directors or officers of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Paragraphs 19 and 20 of this Agreement.

8. RELATIONSHIP WITH TRUSTEES. Subject to Paragraph 7 of this Agreement and to restrictions advisable with respect to the qualification of the Trust as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, or directors, officers or stockholders of any corporate parent of an Affiliate may serve as Trustees and as officers of the Trust, except that no director, officer or employee of the Advisor or its Affiliates who also is a Trustee or officer of the Trust shall receive any compensation from the Trust for serving as a Trustee or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Trustees.

9. FEES.

(a) Advisory Fees. The Advisor shall receive as compensation for services rendered hereunder an advisory fee from the Trust (the “Trust Advisory Fee”) and an advisory fee from each Limited Partner (each, a “Limited Partner Advisory Fee” and, together with the Trust Advisory Fee, the “Advisory Fees”). The Advisory Fees shall each accrue daily and be paid quarterly in arrears.

(i) Each quarterly installment of the Trust Advisory Fee shall be equal to the product of (A) one-quarter of 1.1%, multiplied by (B) the average daily net asset value of the Trust during the applicable quarter.

(ii) Each quarterly installment of the Limited Partner Advisory Fee payable by a Limited Partner shall be equal to the product of (A) one-quarter of the Advisory Fee Rate set forth in such Limited Partner’s Subscription Agreement pursuant to which such Limited Partner subscribed for an interest in the Controlled Partnership, multiplied by (B) the average daily net asset value of such Limited Partner’s interest in the Controlled Partnership during the applicable quarter.

If the Advisory Fees are payable with respect to any partial calendar quarter, they will be prorated based on the number of days elapsed during any such partial calendar quarter

The net asset value of the Trust and of a Limited Partner’s interest in the Controlled Partnership shall be calculated by the Advisor or its Affiliates using the methodologies set forth in the Valuation Guidelines.

(b) Loans from Affiliates. If any loans are made to the Trust by an Affiliate of the Advisor, the maximum amount of interest that may be charged by such Affiliate shall be the lesser of (i) 1% above the prime rate of interest charged from time to time by the principal bank then used by the Trust and (ii) the rate that would be charged to the Trust by unrelated lending institutions on comparable loans for the same purpose. The terms of any such loans shall be no less favorable than the terms available between non-Affiliated Persons for similar commercial loans.

(c) Changes to Fee Structure. In the event of Listing, the Trust and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a public company. A majority of the Independent Trustees must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Trustees shall consider all of the factors they deem relevant, including, but not limited to: (i) the amount of the advisory fee in relation to the asset value, composition and profitability of the Trust’s portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Trust, including income, conversion or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Trust in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure.

(d) Exclusion of Certain Transactions. In the event the Trust or the Controlled Partnership shall propose to enter into any transaction in which an officer or Trustee of the Trust, the Advisor, or any Affiliate of the Trust or the Advisor has a direct or indirect interest, then such transaction shall be approved by a majority of the Board (including a majority of the Independent Trustees).

10. EXPENSES.

(a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof, the Trust or the Controlled Partnership, as applicable, shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor on behalf of the Trust, the Controlled Partnership or their respective Affiliates, including, but not limited to:

(i) the Trust’s Organizational and Offering Expenses; provided, however, that within 60 days of the Trust’s first filing with the Securities and Exchange Commission, the Advisor shall reimburse the Trust for any Organizational and Offering Expenses reimbursement received by the Advisor pursuant to this Paragraph 10, to the extent that such reimbursement exceeds the maximum amount permitted or, at the option of the Trust, such excess shall be subtracted from the next reimbursement of expense to be made by the Trust pursuant to this Paragraph 10. The Advisor shall be responsible for the payment of all the Trust’s Organizational and Offering Expenses in excess of the maximum amount permitted;

(ii) Acquisition Expenses incurred in connection with the selection and acquisition of Investments;

(iii) the actual cost of goods and services used by the Trust or the Controlled Partnership and obtained from third parties, other than Acquisition Expenses, (including brokerage fees paid in connection with the purchase and sale of securities);

(iv) interest and other costs for borrowed money, including discounts, points, breakage fees and other similar fees;

(v) taxes and assessments on income of the Trust or Properties;

(vi) costs associated with insurance required in connection with the business of the Trust, the Controlled Partnership or by the Trustees;

(vii) expenses of managing and operating Properties owned by the Trust and the Controlled Partnership, whether payable to an Affiliate of the Advisor, the Trust or the Controlled Partnership or a non-affiliated Person;

(viii) all expenses in connection with payments to the Trustees and meetings of the Trustees, Shareholders and Limited Partners;

(ix) expenses associated with Listing or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Organization and Offering Expenses;

(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Trust to the Shareholders or distributions in cash or otherwise made or caused to be made by the Controlled Partnership to its partners;

(xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Trust, the Declaration of Trust, the Controlled Partnership or the Agreement of Limited Partnership of the Controlled Partnership;

(xii) expenses of maintaining communications with Shareholders and Limited Partners, including the cost of preparation, printing, and mailing annual reports and other Stockholder or Limited Partner reports, proxy statements and other reports required by governmental entities; and

(xiii) audit, accounting and legal fees.

(b) Expenses incurred by the Advisor on behalf of the Trust or the Controlled Partnership and payable pursuant to this Paragraph 10 shall be reimbursed to the Advisor no less than monthly, unless otherwise agreed in writing by the Advisor. The Advisor shall prepare a statement documenting the expenses of the Trust and the Controlled Partnership and the calculation of the Advisory Fees during each quarter, and shall deliver such statement to the Trust and the Controlled Partnership within 45 days after the end of each quarter.

(c) Notwithstanding anything to the contrary contained herein, the Advisor and its Affiliates will not be reimbursed for certain Organizational and Offering expenses in the amount of $                     incurred by the Advisor or its Affiliates prior to the Offering.

11. OTHER SERVICES. Should the Trustees request that the Advisor or any director, officer or employee thereof render services for the Trust or the Controlled Partnership other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Trustees of the Trust, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

12. REIMBURSEMENT TO THE ADVISOR. For any year in which the Trust qualifies as a REIT, the Trust shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Trust or, at the option of the Trust, subtracted from the Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Trustees determine that such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Trust for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board. The Trust will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

13. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including, without limitation, other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any Trustee, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Trust or the Controlled Partnership is a participant, also render advice and service to each and every other participant therein. The Advisor shall not have any obligation to purchase, manage or sell for the Trust or the Controlled Partnership any investment that the Advisor, its Affiliates or any of their respective clients may purchase or sell for its or their own accounts, and the timing and amount of any such purchase or sale by the Advisor, its Affiliates or any of their respective clients may be different than any purchase or sale of the same investment by Trust or the Controlled Partnership.

Each of the Trust and the Controlled Partnership hereby acknowledge that the Advisor and its Affiliates currently, and in the future may, advise and manage other investment programs some of which have, or may in the future have, similar objectives as the Trust and the Controlled Partnership.

If the Advisor or its Affiliates is presented with a potential investment which might be made by the Trust or the Controlled Partnership and by another investment program which the Advisor or its Affiliates advises or manages, the Advisor shall allocate the investment in accordance with the Advisor’s or its Affiliates’ allocation policies, as such allocation policies may be amended from time to time. Such allocation policies may allocate investment opportunities on a degree of concordance with investment mandate, pro-rata, or other basis.

The Advisor and its Affiliates may aggregate sales and purchase orders with respect to transactions for the Trust and the Controlled Partnership with similar orders being made simultaneously for other programs managed by the Advisor or its Affiliates.

The Advisor and its Affiliates are also authorized to execute agency cross transactions with respect to transactions for the Trust and the Controlled Partnership.

14. RELATIONSHIP OF PARTIES. The Trust and the Controlled Partnership, on the one hand, and the Advisor on the other are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

15. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Trustees of the Trust to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

16. TERMINATION BY ANY PARTY. This Agreement may be terminated:

(a) immediately by the Trust or the Controlled Partnership for “cause,” or upon the bankruptcy of the Advisor, or upon a material breach of this Agreement by the Advisor; provided, that such material breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Trust or the Controlled Partnership to the Advisor;

(b) without cause or penalty by a majority of the Independent Trustees of the Trust or a majority of all Trustees of the Trust upon 60 days’ written notice; or

(c) by the Advisor upon 60 days’ written notice.

For purposes of this Paragraph 16, “cause” means fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder.

17. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Trustees (including a majority of the Independent Trustees). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Trustees. This Agreement shall not be assigned by the Trust or the Controlled Partnership without the consent of the Advisor, except in the case of an assignment by the Trust or the Controlled Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Trust or the Controlled Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Trust and the Controlled Partnership are bound by this Agreement.

18. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION. Payments to the Advisor of unpaid expense reimbursements pursuant to this Section 19 shall be subject to the 2%/25% Guidelines to the extent applicable.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Trust within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all unpaid fees, including, without limitation all unpaid Advisory Fees, that were earned by the Advisor, or that otherwise accrued, prior to the termination of this Agreement.

(b) The Advisor shall promptly upon termination:

(i) pay over to the Trust or the Controlled Partnership, as the case may be, all money collected and held for the account of the Trust or the Controlled Partnership, respectively pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Trustees;

(iii) deliver to the Trustees all assets, including Properties, and documents of the Trust or the Controlled Partnership, as the case may be, then in the custody of the Advisor; and

(iv) cooperate with the Trust and the Controlled Partnership, as the case may be, to provide an orderly management transition.

19. INDEMNIFICATION BY THE TRUST AND THE CONTROLLED PARTNERSHIP.

(a) The Trust and the Controlled Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees (each, an “Advisor Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Declaration of Trust or the Agreement of Limited Partnership of the Controlled Partnership or the REIT Guidelines adopted by NASAA. Notwithstanding the foregoing, neither the Trust nor the Controlled Partnership shall indemnify or hold harmless any Advisor Indemnitee, for any liability or loss suffered by such Advisor Indemnitee, nor shall the Trust nor the Controlled Partnership provide that any Advisor Indemnitee, be held harmless for any loss or liability suffered by the Trust or the Controlled Partnership, unless all of the following conditions are met: (i) the Advisor Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust and the Controlled Partnership; (ii) the Advisor Indemnitee was acting on behalf of or performing services for the Trust or the Controlled Partnership; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor Indemnitee; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the net assets of the Trust and the Controlled Partnership and not from the Shareholders or the Limited Partners. Notwithstanding the foregoing, neither the Trust nor the Controlled Partnership shall indemnify or hold harmless any Advisor Indemnitee for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Advisor Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Advisor Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Advisor Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities of the Trust were offered or sold as to indemnification for violations of securities laws.

(b) Neither the Trust nor the Controlled Partnership shall pay or reimburse an Advisor Indemnitee for legal expenses or other costs incurred by an Advisor Indemnitee in advance of final disposition of a proceeding unless all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust or the Controlled Partnership; (ii) the Advisor Indemnitee provides the Trust and the Controlled Partnership with written affirmation of the Advisor Indemnitee’s good faith belief that the Advisor Indemnitee has met the standard of conduct necessary for indemnification by the Trust and the Controlled Partnership; (iii) the legal proceeding was initiated by a third party who is not a Shareholder or a Limited Partner or, if by a Shareholder or a Limited Partner acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) the Advisor Indemnitee provides the Trust and the Controlled Partnership with a written agreement to repay the amount paid or reimbursed by the Trust and the Controlled Partnership, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Advisor Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

(c) Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Paragraph 19 for any activity which the Advisor shall be required to indemnify or hold harmless the Trust or the Controlled Partnership pursuant to Paragraph 20. Any indemnification of the Advisor may be made only out of the net assets of the Trust and the Controlled Partnership and not from Shareholders or Limited Partners.

20. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Trust and the Controlled Partnership, including their respective officers, trustees, shareholders, members, partners and employees, from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board or any Trustee in following or declining to follow any advice or recommendation given by the Advisor.

21. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Trustees and to the Trust:	Fidelity Property Income Trust 500 Salem Street OS1S Smithfield, RI 02917 Attention: John Barrie

To the Controlled Partnership:	Fidelity Property Income Trust Limited Partnership 500 Salem Street OS1S Smithfield, RI 02917 Attention: John Barrie

To the Advisor:	Pyramis Global Advisors Trust Company 500 Salem Street OS1S Smithfield, RI 02917 Attention: John Barrie

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Paragraph 21.

22. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by all parties hereto, or their respective successors or assignees.

23. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

24. CONSTRUCTION. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland without regard to conflicts-of-law principles that would require the application of any other law.

25. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

26. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

27. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

28. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

29. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

30. INITIAL INVESTMENT. The Advisor or one of its Affiliates has made a capital contribution of $200,000 to the Controlled Partnership in exchange for partnership interests in the Controlled Partnership. The Advisor may not sell any of such partnership interests while the Advisor acts in such advisory capacity to the Trust, provided, that such partnership interests may be transferred to Affiliates of the Advisor. The restrictions included above shall not apply to any Shares, Securities or other interests in the Controlled Partnership that are currently held or may be acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns, or hereafter acquires, in any vote for the election of Trustees or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

31. SURVIVAL. The provisions of Paragraphs 10, 18, 19 and 20 hereof shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

FIDELITY PROPERTY INCOME TRUST

By:
Name:
Title:

FIDELITY PROPERTY INCOME TRUST, LIMITED PARTNERSHIP

By:	Fidelity Property Income Trust, its General Partner

By:
Name:
Title:

PYRAMIS GLOBAL ADVISORS TRUST COMPANY

By:
Name:
Title: